[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 10.4

Execution Version

CONFIDENTIAL

Amendment No. 1 TO the Amended and Restated License, Development and Commercialization Agreement

(for the US and Certain Other Territories)

This Amendment No. 1 to the Amended and Restated License, Development and Commercialization Agreement (this “Amendment”) is by and between FibroGen, Inc., a Delaware corporation having its principal place of business at 409 Illinois St., San Francisco, California 94158, United States (“FibroGen”) and AstraZeneca AB, a company incorporated in Sweden under no. 556011-7482 with a registered office at SE-151 85 Södertälje, Sweden (“AstraZeneca”), is effective as of July 1, 2020 (the “Effective Date”). Each of FibroGen and AstraZeneca may be referred to in this Amendment individually as a “Party” and collectively as the “Parties”.

WHEREAS, FibroGen and AstraZeneca are parties to that certain Amended and Restated License, Development and Commercialization Agreement (for the US and Certain Other Territories) effective as of July 30, 2013 and entered into as of October 16, 2014 (the “Existing Agreement”);

WHEREAS, on the Effective Date, that certain Second Amended and Restated License, Development and Commercialization Agreement (China) with respect to the Parties or their Affiliates’ collaboration in China become effective and the Parties have agreed to certain amendments to the Existing Agreement so as to align with such amendments; and

WHEREAS, in accordance with Section 15.1 (Entire Agreement; Amendment) of the Existing Agreement, the Parties desire to memorialize such amendments in this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants of the Parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.	Amendment to the Recitals

(a)Recital E of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“With respect to the collaboration between the Parties (or their Affiliates)_in China, the development and commercialization activities are governed by that certain License, Development and Commercialization Agreement (China) by and between FibroGen China Anemia Holdings, Ltd., FibroGen Medical Technology Development Co., Ltd., and FibroGen International (Hong Kong) Limited, Affiliates of FibroGen, and AstraZeneca, effective as of even date herewith and amended and restated with effect on July 1, 2020 (the “China Agreement”), except that a portion of the governance structure for China shall be as set forth in this Agreement, and the Parties’ activities with respect to all other countries not licensed to Astellas are governed by this Agreement.

EMEA: 1548150-3	Page 1

CONFIDENTIAL

2.	Amendments to Section 2.6 (Resolutions of Committee Disputes).

(a)Clause (i) of Section 2.6(c) (Referral to Executive Officers) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“(i)[*]

(b)Clause (ii) of Section 2.6(c) (Referral to Executive Officers) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“(ii)[*]

(c)The following new clause (iii) is hereby added to Section 2.6(c) (Referral to Executive Officers) of the Existing Agreement as the final clause of such Section:

     [*]

3.	Miscellaneous.

(a)Each Party hereby represents and warrants to the other Party that the Existing Agreement, as hereby amended, constitutes the legal, valid and binding obligation of such Party and is enforceable against such Party in accordance with its terms, subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law).  The Parties agree that the Existing Agreement, as specifically amended by this Amendment, continues to remain in full force and effect.

(b)This Amendment may be amended only by a written instrument executed by FibroGen and AstraZeneca.

(c)The Parties agree that the execution of this Amendment by industry standard  electronic signature software or by exchanging PDF signatures will have the same legal force and effect as the exchange of original signatures, and that in any proceeding arising under or relating to this Amendment, each Party hereby waives any right to raise any defense or waiver based upon execution of this Amendment by means of such electronic signatures or maintenance of the executed agreement electronically.

(d)Article 14 (Dispute and Governing Law) of the Existing Agreement applies to this Amendment.

[Signature Page Follows]

84476668_2

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed by a duly authorized corporate officer.

FibroGen, Inc.

By:	/s/ Enrique Conterno
Name:	Enrique Conterno
Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to Amended and Restated License, Development and Commercialization Agreement

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed by a duly authorized corporate officer.

AstraZeneca AB

By:	/s/ Elisabeth Bjork
Name:	Elisabeth Bjork
Title:	SVP, CVRM, RD BioPharma

Signature Page to Amendment No. 1 to Amended and Restated License, Development and Commercialization Agreement